UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the December 16, 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of S&W Seed Company (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved certain amendments to the S&W Seed Company 2019 Equity Incentive Plan (the “2019 Plan”), as set forth in an amended 2019 Plan (the “Amended 2019 Plan”). The material terms of the Amended 2019 Plan are the same as the 2019 Plan, except that the Amended 2019 Plan contains the following material changes to the 2019 Plan: (i) an increase to the number of shares of common stock authorized for issuance under the 2019 Plan by 4,000,000 shares; and (ii) a corresponding increase to the number of shares of common stock authorized for issuance under the 2019 Plan pursuant to the exercise of incentive stock options by 8,000,000 shares.

The Amended 2019 Plan became effective on December 16, 2020 upon stockholder approval at the Annual Meeting. A more detailed summary of the material features of the Amended 2019 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, filed with the Securities and Exchange Commission on October 28, 2020 (the “Proxy Statement”). Such summary and the foregoing description are qualified in their entirety by reference to the text of the Amended 2019 Plan, which is attached as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes with respect to each matter.

Proposal 1. Election of Directors

The Company's stockholders elected the eight persons listed below as directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until his or her death, resignation or removal. The final voting results were as follows:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
David A. Fischhoff, Ph.D.	25,324,189	41,345	43,921	4,898,092
Mark J. Harvey	25,334,621	34,913	39,921	4,898,092
Consuelo E. Madere	25,266,073	104,804	38,578	4,898,092
Alexander C. Matina	25,328,021	41,513	39,921	4,898,092
Charles B. Seidler	25,269,091	100,408	39,956	4,898,092
Robert D. Straus	25,224,420	145,114	39,921	4,898,092
Alan D. Willits	25,328,417	41,117	39,921	4,898,092
Mark W. Wong	25,338,264	34,589	36,602	4,898,092

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company's stockholders ratified the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. The final voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,165,856	35,396	106,295	-

Proposal 3. Approval of Amendment to Articles of Incorporation

The Company’s stockholders approved the amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 75,000,000 shares. The final voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
29,753,863	474,282	79,402	-

Proposal 4. Approval of Amendment to 2019 Equity Incentive Plan

The Company's stockholders approved the Amended 2019 Plan. The final voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,074,848	1,282,897	51,710	4,898,092

Proposal 5. Advisory Vote on Executive Compensation

The Company's stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement. The final voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,974,156	343,016	92,283	4,898,092

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	S&W Seed Company 2019 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By:	/s/ Matthew K. Szot
Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: December 18, 2020